                SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)

                                   EXHIBIT 11

                            BASIC EARNINGS PER SHARE

                                             THREE MONTHS ENDED
                                                 MARCH 31,
                                       -----------------------------
                                            2001             2000
                                       ------------      -----------
Weighted average number of common
  shares outstanding                     12,037,073       12,020,446
                                       ============      ===========

Net income                             $  8,980,154      $ 9,288,448
                                       ============      ===========

Basic net income per share             $       0.75      $      0.77
                                       ============      ===========

                SIMPSON MANUFACTURING CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)

                             EXHIBIT 11 (CONTINUED)

                           DILUTED EARNINGS PER SHARE

                                                      THREE MONTHS ENDED
                                                           MARCH 31,
                                                 ----------------------------
                                                     2001             2000
                                                 -----------      -----------
Weighted average number of common
  shares outstanding                              12,037,073       12,020,446

Shares issuable pursuant to employee stock
  option plans, less shares assumed
  repurchased at the average fair value
  during the period                                  236,359          253,381

Shares issuable pursuant to the independent
  director stock option plan, less shares
  assumed repurchased at the average fair
  value during the period                              4,053            3,626
                                                 -----------      -----------

Number of shares for computation of diluted
  net income per share                            12,277,485       12,277,453
                                                 ===========      ===========

Net income                                       $ 8,980,154      $ 9,288,448
                                                 ===========      ===========

Diluted net income per share                     $      0.73      $      0.76
                                                 ===========      ===========